SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 4, 1996


                          LEE ENTERPRISES, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware             1-6227                    42-0823980
---------------       ------------            -------------------
(State of other       (Commission                (IRS Employer
jurisdiction of       File Number)            Identification No.)
incorporation


215 N. Main Street, Davenport, IA                      52801-1924
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(Address of principal executive offices)                ZIP Code


                          (319) 383-2100
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       (Registrant's telephone number, including area code)






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Item 5.  Other Materially Important Events

A letter of intent was executed on November 4, 1996 for the disposition by Lee Enterprises, Incorporated of its graphic arts products subsidiary, NAPP Systems Inc., to Polyfibron Technologies, Inc., of Billerica, Massachusetts for $55 million.

The transaction, which is subject to the requisite regulatory approval discussed below and other customary contingencies for a transaction of this nature, is expected to close by December 31, 1996. The sale of NAPP to Polyfibron will result in a loss on discontinuance of Lee's graphic arts business segment of approximately $16 million, or $.33 per share, in its 1996 fiscal year which ended September 30.

The transaction is subject to the approval of the Federal Trade Commission and the United States Department of Justice pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LEE ENTERPRISES, INCORPORATED
       (Registrant)

By       /s/ G. C. Wahlig
         ________________________
         G. C. Wahlig
         Chief Accounting Officer

Dated:  November 4, 1996